Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED TERM FACILITY GUARANTEE AND COLLATERAL AGREEMENT

dated as of

May 22, 2012

As amended and restated as of May 29, 2015

among

HOUGHTON MIFFLIN HARCOURT COMPANY,

HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC.,

HMH PUBLISHERS LLC,

HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY,

the Subsidiaries of HOUGHTON MIFFLIN HARCOURT COMPANY

from time to time party hereto

and

Citibank, N.A.,

as Collateral Agent

Reference is made to the Term Loan/Revolving Facility Lien Subordination and Intercreditor Agreement dated as of May 22, 2012, among Citibank, N.A., as administrative agent for the Revolving Facility Secured Parties referred to therein, Citibank, N.A., as administrative agent for the Term Facility Secured Parties referred to therein, Holdings, the Borrowers, the Subsidiary Guarantors named therein (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”). Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Senior Secured Obligations Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

ii

Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property

Exhibits

Exhibit A	Form of Supplement
Exhibit B	Form of Intellectual Property Security Agreement
Exhibit C	Form of Intellectual Property Security Agreement Supplement

iii

AMENDED AND RESTATED TERM FACILITY GUARANTEE AND COLLATERAL AGREEMENT dated as of May 22, 2012 (as amended and restated on May 29, 2015) among HOUGHTON MIFFLIN HARCOURT COMPANY, a corporation organized under the laws of the State of Delaware (“HMH Holdings” or “Holdings”), HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC., a corporation organized under the laws of the State of Delaware (“HMHP”), HMH PUBLISHERS LLC, a limited liability company organized under the laws of the State of Delaware (“Publishers”), HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts (“HMCo”, and, together with HMHP and Publishers, collectively, the “Borrowers” and each a “Borrower”), the subsidiaries of Holdings from time to time party hereto and Citibank, N.A. (together with its affiliates, “Citibank”), as collateral agent (in such capacity, together with any successor in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

Holdings, the Borrowers, the Subsidiary Guarantors (as defined therein), Citibank, N.A., as administrative agent (“Administrative Agent”), the Collateral Agent, each of the lenders party thereto and the other parties thereto entered into a Superpriority Senior Secured Debtor-in-Possession and Exit Term Loan Credit Agreement dated as of May 22, 2012 (the “Existing Credit Agreement”) pursuant to which the lenders thereto extended certain credit facilities to the Borrowers.

Holdings, the Borrowers and the Subsidiary Guarantors desire to refinance the outstanding indebtedness under the Existing Credit Agreement and have requested that (a) the Existing Credit Agreement be amended and restated on the date hereof (the “Credit Agreement”) and (b) the lenders party to the Credit Agreement (the “Lenders”) provide them with a senior secured term loan credit facility in an aggregate principal amount not to exceed $800,000,000 on the terms and conditions set forth in the Credit Agreement.

The obligations of the Lenders to extend credit to the Borrowers pursuant to the Credit Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by the Borrowers and each Guarantor. Each Guarantor is an affiliate of the Borrowers, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Credit Agreement. (a) Terms used in this Agreement that are defined in the Credit Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All capitalized terms used in this Agreement that are defined in the New York UCC (as such term is defined herein) and not otherwise defined in this Agreement have the meanings specified in the New York UCC. All references to the Uniform Commercial Code shall mean the New York UCC unless the context requires otherwise.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 4.01(a).

“Borrowers” shall have the meaning assigned to such term in the heading of this Agreement.

“Collateral” shall mean the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the heading of this Agreement

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third person, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those listed on Schedule III.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor pursuant to the Guarantee of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee pursuant to the Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving pro forma effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and relevant Other Secured Party applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Existing Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.04.

“Grantors” shall mean the Borrower and the Guarantors.

“Guarantee” shall mean the guarantee made by each Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties hereunder.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Immaterial Subsidiary” shall mean, at any date of determination, any Restricted Subsidiary of Holdings (a) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) are an amount equal to or less than 5% of the consolidated total assets of Holdings and its Restricted Subsidiaries at such date and (b) whose gross revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) are an amount equal to or less than 5% of the consolidated gross revenues of Holdings, in each case determined in accordance with GAAP.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including, without limitation: (a) inventions, designs, internet websites, Patents, Copyrights, Licenses, and Trademarks, (b) trade secrets, confidential or proprietary technical and business information, know how, show how or other data or information of a similar nature (collectively, “Trade Secrets”), (c) all computer software, programs, and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, and (d) all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercreditor Agreement” shall have the meaning assigned to such term in the legend in the heading of this Agreement.

“Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party including those listed on Schedule III.

“Loan Document Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, examination, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, examination, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Master Agreement” shall have the meaning provided in the definition of the term “Hedging Agreement.”

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean (a) the Loan Document Obligations and (b) the Other Secured Obligations (excluding any Excluded Swap Obligations).

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, extensions or reexaminations thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 3.01.

“Registered” means issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Authority

“Restricted Subsidiary” shall mean each Subsidiary of Holdings that is not an Unrestricted Subsidiary

“Secured Parties” shall mean (i) the Lenders, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) Other Secured Parties, (vi) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (vii) the successors and assigns of each of the foregoing.

“Security Interest” shall have the meaning assigned to such term in Section 4.01(a).

“Subsidiary Guarantor” shall mean (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other Domestic Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date.

“Swap” shall mean any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” shall mean any obligation to pay or perform under any Swap.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Unrestricted Subsidiary” shall mean a Subsidiary which has been designated as such pursuant to Section 6.15(a) of the Credit Agreement and which has not been re-designated as a Restricted Subsidiary pursuant to Section 6.15(b) of the Credit Agreement.

ARTICLE II

Guarantee

SECTION 2.01 Guarantee. (a) Each of the Guarantors unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, (i) the maximum liability of each Guarantor hereunder and under the other Loan Documents and any Other Secured Agreement shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors and (ii) the maximum liability of a Borrower under this Section 2 shall in no event exceed the amount which can be guaranteed by such Borrower under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors.

SECTION 2.02 Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (including interest accruing at the then applicable rate in accordance with Section 2.07 of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding (including all such amounts which would become due but for the existence of a bankruptcy reorganization or similar proceeding involving a Loan Party)) and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

SECTION 2.03 No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 9.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions, or any lack of validity or enforceability of, of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them, or any defense based on right of setoff or counterclaim against or in respect of such Guarantor’s obligations hereunder, (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations, or (v) any changes to, or restructuring or termination of the corporate structure or existence of any Loan Party or Subsidiary, or (vi) any failure on the part of any Secured Party or Agent to disclose to any Loan Party any information relating to the financial condition, operations, properties or prospects of any Loan Party, or any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor hereby unconditionally waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Obligations, whether existing now or in the future. Each Guarantor expressly authorizes the Collateral Agent to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04 Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05 Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01 Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each of the Grantors hereby pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the Equity Interests owned by such Grantor on the date hereof (including all such Equity Interests listed on Schedule II), (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates representing all such Equity Interests (all the foregoing collectively referred to herein as the “Pledged Stock”); provided, however, that the Pledged Stock shall not include (A) more than 66% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary of the Borrower or any Domestic Subsidiary of the Borrower which is treated as a Foreign Subsidiary of the Borrower for United States federal income tax purposes, (B) any Equity Interest in any Not for Profit Subsidiary, or (C) any Equity Interest in any Immaterial Subsidiary, Unrestricted Subsidiary, special purpose securitization Subsidiary or Margin Stock, and (b)(i) the debt securities held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule II), (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (all the foregoing collectively referred to herein as the “Pledged Debt Securities”), (c) all other property that may be delivered to and held by the Collateral Agent (or its bailee) pursuant to the terms of this Section 3.01, (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the items referred to in clauses (a) and (b) above, (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above, and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral” subject to the exclusions set forth in Section 4.01(d) below).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02 Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent (or its bailee) any and all certificates, instruments or other documents representing or evidencing Pledged Securities to the extent required by Section 4.04(c).

(b) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent (or its bailee) any and all Pledged Debt Securities to the extent required by Section 4.04(a).

(c) Upon delivery to the Collateral Agent (or its bailee), (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03 Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) as of the date hereof, Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder;

(b) except for the security interests granted hereunder (or otherwise permitted under the Credit Agreement), each Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted by Section 6.02(b), (g), (l), (q), (u), (v), (x) or (dd) of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than transfers made in compliance with the Credit Agreement (including Liens permitted by Section 6.02 of the Credit Agreement) and (iv) subject to Section 3.06, will cause any and all Pledged Collateral, whether for value paid by such Grantor or otherwise, to be forthwith deposited with the Collateral Agent (or its bailee) and pledged or assigned hereunder;

(c) except for restrictions and limitations imposed by (i) the Loan Documents, (ii) securities laws generally and other applicable law if the Pledged Collateral is issued by an issuer organized under the laws of a jurisdiction outside of the United States, by agreements related to any Pledged Collateral that is a General Intangible that is described in clause (a) of Section 4.01(d) but constitutes Pledged Collateral by operation of the second parenthetical clause of subclause (i) thereof, (iii) the organizational documents of any joint ventures or any non- wholly owned Subsidiary, the Equity Interests of which are included in the Pledged Collateral, (iv) the Revolving Facility Debt Documents (as defined in the Intercreditor Agreement), (v) agreements governing Indebtedness secured by Permitted Pari Passu Collateral Liens and (vi) agreements governing Indebtedness that is subject to a Second Lien Intercreditor Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(d) by virtue of the execution and delivery by each Grantor of this Agreement, when any Pledged Securities are delivered to the Collateral Agent (or its bailee) in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority lien (subject only to liens permitted by Section 6.02(l) of the Credit Agreement) upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(e) the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein and in the Intercreditor Agreement and all action by any Grantor necessary or desirable to protect and perfect the Lien on the Pledged Collateral has been duly taken;

(f) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; and

(g) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect).

SECTION 3.04 Certification of Limited Liability Company Interests and Limited Partnership Interests. (a) Each Grantor acknowledges and agrees that each interest in any limited liability company or limited partnership pledged hereunder that is represented by a certificate, a “security” within the meaning of Article 8 of the UCC and governed by Article 8 of the New York UCC, shall at all times hereafter be represented by a certificate, a “security” within the meaning of Article 8 of the UCC and governed by Article 8 of the UCC.

(b) Each Grantor further acknowledges and agrees that (i) the interests in any limited liability company or limited partnership pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the UCC and shall not be governed by Article 8 of the UCC and (ii) the Grantors shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC or issue any certificate representing such interest (except that the Grantors may elect to so treat any such interest as a “security” and issue any certificate representing such interest if simultaneously therewith the Grantors deliver such certificate to the Collateral Agent (or its bailee)).

SECTION 3.05 Registration in Nominee Name; Denominations. The Collateral Agent (or its bailee), on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Senior Representative (as defined in the Intercreditor Agreement). Each Grantor will promptly give to the Collateral Agent copies of any material notices or other material communications received by it with respect to Pledged Securities in its capacity as the registered owner thereof. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06 Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under paragraph (g) or (h) of Article VII of the Credit Agreement):

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that could reasonably expected to be materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and shall be subject to the provisions of this Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Senior Representative (as defined in the Intercreditor Agreement), which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Senior Representative (as defined in the Intercreditor Agreement) upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Senior Representative (as defined in the Intercreditor Agreement) pursuant to the provisions of this paragraph (b) shall be retained by the Senior Representative (as defined in the Intercreditor Agreement) in an account to be established by the Senior Representative (as defined in the Intercreditor Agreement) upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent certificates to that effect, the Senior Representative (as defined in the Intercreditor Agreement) shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Senior Representative (as defined in the Intercreditor Agreement), which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d) Any notice given by the Collateral Agent to the Grantors exercising its rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01 Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a lien and security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”), subject to the exclusions set forth in Section 4.01(d) below:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Intellectual Property, and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Letter-of-Credit Rights;

(xii) all Commercial Tort Claims;

(xiii) all books and records pertaining to the Article 9 Collateral;

(xiv) all Goods; and

(xv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or security registrations or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 3.01 or 4.01 hereof attach to the following (collectively, the “Excluded Assets”) (a) any lease, license, General Intangible, contract or agreement to which any Grantor is a party or any of its rights or interests thereunder to the extent that (and for as long as) (i) such lease, license, General Intangible, contract or agreement, or assets subject thereto, are not assignable or capable of being encumbered as a matter of law or under the terms of the lease, license, franchise, charter, authorization, General Intangible, contract or agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law, including Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC, in respect of the grant of a security interest hereunder), without the consent of the licensor or lessor thereof, or Governmental Authority, or other applicable party thereto and (ii) such consent has not been obtained; (b) any intent-to-use application for a Trademark to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application for a Trademark under federal law, (c) any vehicle or other assets owned by any Grantor that is subject to a certificate of title, (d) in the case of voting Equity Interests of a Foreign Subsidiary of the Borrower or any Domestic Subsidiary of the Borrower which is treated as a Foreign Subsidiary of the Borrower for United States federal income purposes, more than 66% of such voting Equity Interests, (e) any Equity Interests in joint ventures or any non-wholly owned Subsidiaries, but only to the extent that any applicable organizational documents, joint venture agreements, shareholder agreements or other agreements with other equity holders do not permit or otherwise restrict the pledge of such Equity Interest, (f) assets that are subject to or secured by Liens (i) permitted by Section 6.02(d), (g) or (m) of the Credit Agreement, (ii) permitted by Section 6.02(s) of the Credit Agreement securing Indebtedness described in Section 6.01(m)(i) of the Credit Agreement (but only to the extent that (x) the documentation pursuant to which such Liens were granted prohibits the granting of a Lien hereunder, (y) such documentation and Liens were in effect prior to such acquisition and (z) such Liens were not incurred, and such documentation was not entered into, by a Grantor in anticipation of such acquisition) of the Credit Agreement, or (iii) securing a purchase money obligation or Capital Lease Obligations permitted to be incurred pursuant to the provisions of the Credit Agreement, in each case to the extent the documentation relating to such Lien prohibits, or requires any consent for, any other Lien on such asset, (g) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, (h) any Letter-Of- Credit Rights to the extent perfection of a Lien in such Letter-Of-Credit Rights cannot be obtained by filing financing statements, (i) any Commercial Tort Claims with respect to which notice is not required to be delivered under Section 4.04(f), (j) any fee owned real property with a fair market value of less than $5,000,000 on the date of acquisition (or on the date of substantial completion of any material improvement thereon or new construction thereof) and all real property leasehold interests, (k) any Equity Interest in any Immaterial Subsidiary, Unrestricted Subsidiary, Not For Profit Subsidiary or special purpose securitization Subsidiary or Margin Stock, (l) any property with respect to which the Collateral Agent and the Borrowers reasonably agree in writing that the costs or other consequences of granting or perfecting a security interest therein is excessive in view of the benefits to be obtained by the Secured Parties therefrom and (m) any property to the extent a security interest in such assets could reasonably be expected to result in adverse tax consequences to Holdings and its Restricted Subsidiaries as determined in good faith by the Borrowers. With respect to any provision or restriction affecting the Collateral the reason for which such Collateral constitutes an Excluded Asset, immediately upon the ineffectiveness, lapse or termination of such provision or restriction with respect to such Excluded Asset, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, the rights and interests in such Collateral as if such provision or restriction had never been in effect and if and when such property shall cease to be an Excluded Asset, such property shall be deemed at all times from and after the date thereof to constitute Collateral.

(e) Notwithstanding anything herein to the contrary, in no event shall any Grantor be required to (i) take actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction in order to create any security interests in Collateral located or titled outside of the United States or to perfect such security interests, including any Intellectual Property Registered in any non-U.S. jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (ii) obtain any landlord, mortgagee or bailee waivers, or (iii) send any notice to account debtors or other contractual parties of, or relating to, the Grantors.

SECTION 4.02 Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including (x) the exact legal name of each Grantor and (y) the jurisdiction of organization of each Grantor) is correct and complete as of the Closing Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Collateral Agent based upon the information provided to the Administrative Agent and the Secured Parties in the Perfection Certificate for filing in each governmental, municipal or other office specified in Section 2 of the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.06, 5.12 or 5.14 of the Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights owned by and Registered in the name of a Grantor) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral (excluding any Intellectual Property that is not owned and Registered in the name of a Grantor) in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or to the extent that any of the changes described in Section 4.03(m) occurs. Each Grantor represents and warrants that a fully executed agreement in the form hereof (or a fully executed short form agreement in form and substance reasonably satisfactory to the Collateral Agent), and containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights owned by a Grantor (other than certain Intellectual Property registered before January 1, 1994) has been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights owned by and Registered in the name of a Grantor in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the filing of Uniform Commercial Code financing statements and such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights owned by and Registered in the name of a Grantor (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral (excluding any Intellectual Property that is not owned and Registered in the name of a Grantor) in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) upon completion of the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a fully executed short form agreement in form and substance reasonably satisfactory to the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to the Credit Agreement.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to the Credit Agreement. No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to the Credit Agreement. As of the date hereof, no Grantor holds any Commercial Tort Claims except as indicated on the Perfection Certificate.

(e) As to each Grantor and its Collateral consisting of Intellectual Property: Schedule III hereto sets forth a true and complete list of all Registered Patents, Trademarks and Copyrights owned by such Grantor as of the date hereof (other than certain Intellectual Property Registered before January 1, 1994). Except as could not reasonably be expected to have a Material Adverse Effect, (i) the Collateral consisting of Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, and to the best of such Grantor’s knowledge, is valid and enforceable; (ii) a Grantor is the exclusive owner of or otherwise has the right to use each item of Collateral consisting of Intellectual Property that is owned by such Grantor (other than Licenses); (iii) the operation of such Grantor’s business and the use of the Collateral consisting of Intellectual Property in connection therewith do not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person, nor has any claim been asserted in writing or is any claim pending with respect to the foregoing; (iv) no Person is engaging in any activity that infringes, misappropriates, dilutes otherwise violates the Collateral consisting of Intellectual Property or such Grantor’s rights in or use thereof, nor has any claim been asserted in writing or is any claim pending with respect to the foregoing; and (v) each License included in the Collateral is valid and binding and in full force and effect, and the rights of such Grantor thereunder shall not be altered as a result of the rights and interest granted herein.

SECTION 4.03 Covenants. (a) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Collateral Agent may request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Article 9 Collateral.

(b) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to the Credit Agreement.

(c) Each Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent (or its bailee), duly endorsed in a manner satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to identify specifically any asset or item of a Grantor that may, in the Collateral Agent’s judgment, constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 30 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

(d) The Collateral Agent and such persons as the Collateral Agent may designate shall have the right subject to the proviso in Section 5.07 of the Credit Agreement, at the applicable Grantor’s own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the applicable Grantor’s affairs with the officers of such Grantor and its independent accountants and to verify in the presence of such officers the existence, validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, after the occurrence and during the continuance of an Event of Default, Accounts or other Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification; provided, however, that, unless an Event of Default has occurred and is continuing, such visits and inspections shall occur not more than once in any fiscal year. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party, subject to Section 9.16 of the Credit Agreement.

(e) At its option, the Collateral Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the ratable benefit of the Secured Parties, but only to the extent not deemed to have already granted such a security interest pursuant to Section 9-203 of the New York UCC. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

(g) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(h) No Grantor shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral or permit any notice to be filed under the Assignment of Claims Act, except, in each case, as expressly permitted by the Credit Agreement. No Grantor shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession or otherwise in control of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement.

(i) No Grantor will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises, compoundings or settlements granted or made in the ordinary course of business.

(j) Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

(k) Each Grantor shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its Chattel Paper in excess of $5,000,000 and its books, records and documents evidencing or pertaining thereto.

(l) Each Grantor shall maintain the security interest created by this Agreement as a perfected security interest to the extent required hereunder having at least the priority described in Section 4.02 and shall defend such security interest against the claims and demands of all Persons whomsoever in accordance with Section 4.03(l).

(m) Each Grantor will not, except upon prior notice to the Collateral Agent and delivery to the Collateral Agent of any additional documents reasonably requested by the Collateral Agent that are necessary to maintain the validity, perfection and priority of the security interests provided for herein, effect any change (i) in name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest (with the same priority as immediately before such change) in all the Article 9 Collateral.

(n) Subject to the rights of each Grantor under the Credit Agreement to dispose of the Collateral, each Grantor shall, at its own expense, use commercially reasonable efforts to defend title to material portions of the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in material portions of the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

SECTION 4.04 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent (or its bailee), accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify; provided, however, that the Grantors shall not be required to comply with this Section 4.04(a) unless and until such time as the aggregate fair value of all Instruments held by them, taken together, equals or exceeds $5,000,000.

(b) Deposit Accounts. For each Deposit Account (excluding the Excluded Accounts) that any Grantor at any time opens or maintains in the United States, such Grantor shall notify the Collateral Agent thereof and, upon the Collateral Agent’s request, either (i) cause the depositary bank to agree to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other person, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the Deposit Account, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such Deposit Account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur; provided, however, that the Grantors shall not be required to comply with this Section 4.04(b) with respect to any Excluded Accounts. The provisions of this paragraph shall not apply to any Deposit Account for which any Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein.

(c) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities the value of which equals or exceeds $5,000,000 individually, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent (or its bailee), accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and if the value of such securities equals or exceeds $5,000,000 individually and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, use commercially reasonable efforts to, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Senior Representative (as defined in the Intercreditor Agreement) as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Senior Representative (as defined in the Intercreditor Agreement) to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, use commercially reasonable efforts to, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with Entitlement Orders from the Senior Representative (as defined in the Intercreditor Agreement) to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Senior Representative (as defined in the Intercreditor Agreement) to such Commodity Intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets (as governed by Article 8 of the New York UCC) or other Investment Property held through a Securities Intermediary, arrange for the Senior Representative (as defined in the Intercreditor Agreement) to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Senior Representative (as defined in the Intercreditor Agreement), to exercise rights to withdraw or otherwise deal with such Investment Property; provided, however, that, except as otherwise provided in Article III, the Grantors shall not be required to comply with the foregoing provisions of this sentence with respect to Excluded Accounts. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary.

(d) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Senior Representative (as defined in the Intercreditor Agreement) control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record; provided, however, that the Grantors shall not be required to comply with this Section 4.04(d) unless and until such time as the aggregate fair value of all such Electronic Chattel Paper and “transferable records” held by them, taken together, equals or exceeds $5,000,000. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Senior Representative’s (as defined in the Intercreditor Agreement) loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof; provided, however, that the Grantors shall not be required to provide such notice unless and until such time as the aggregate face amount of all such letters of credit issued in favor of a Grantor, taken together, exceeds $5,000,000.

(f) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5,000,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.05 Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, and will not authorize any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated, unenforceable or dedicated to the public, and agrees that it shall use commercially reasonable efforts to continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) use commercially reasonable efforts to maintain such Trademark in full force free from any claim of abandonment or invalidity for non use (except to the extent such Grantor determines in the ordinary course of business and consistent with its commercially reasonable business judgment to cease use of a Trademark in connection with a particular product or service), (ii) maintain the quality of products and services offered under such Trademark, consistent with the quality of the products and services as of the date hereof, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third person rights.

(c) Each Grantor agrees that it will not, and will not authorize any of its licensees to, do any act, or omit to do any act, whereby any Copyright that is material to the conduct of such Grantor’s business may become invalidated, unenforceable or dedicated to the public.

(d) Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public domain, invalid or unenforceable, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country but excluding any non-final office actions) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e) With respect to Collateral consisting of United States Registered Patents, Trademarks and Copyrights owned by each Grantor, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the same form set forth on Exhibit B hereto (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Collateral consisting of Registered Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in the Collateral consisting of Intellectual Property.

(f) Each Grantor agrees that should it obtain an ownership interest in any item of Intellectual Property that is not on the date hereof a part of the Collateral consisting of Intellectual Property (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Collateral consisting of Intellectual Property subject to the terms and conditions of this Agreement with respect thereto. Within 30 days of the end of each fiscal quarter, Borrower shall deliver to the Collateral Agent written notice identifying the Registered After-Acquired Intellectual Property acquired or filed during such fiscal quarter, and such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit C hereto (an “IP Security Agreement Supplement”) covering such Registered After-Acquired Intellectual Property, which such IP Security Agreement Supplement shall be recorded with the United States Patent and Trademark Office, the United States Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Registered After-Acquired Intellectual Property. Each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such IP Security Agreement Supplement for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(g) Each Grantor will use commercially reasonable efforts to take, at its expense, all necessary steps that are consistent with past practice, including, without limitation, in the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue, (i) each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and (ii) each issued Patent and registration of a Trademark and Copyright that is material to the conduct of any Grantor’s business, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office, the United States Copyright Office or other governmental authorities, timely filings of applications for renewal or extensions, affidavits of use, affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees, and, if consistent with reasonable business judgment, to participate in opposition, interference, reexamination, infringement, misappropriation and cancellation proceedings.

(h) In the event that any Grantor knows or has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is being materially infringed, misappropriated or diluted by a third person, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as such Grantor reasonably deems are appropriate under the circumstances to protect such Article 9 Collateral.

(i) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each material Copyright License, Patent License or Trademark License, and each other material License, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

ARTICLE V

Remedies

SECTION 5.01 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right, to the extent permitted by law, to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. Subject to the prior written consent of the Collateral Agent, at any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02 Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash in accordance with the Waterfall. Notwithstanding the foregoing, no amounts received from any Grantor shall be applied to any Excluded Swap Obligation of such Grantor.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the proceeds thereof by the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03 Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor (subject, in the case of Trademarks, to quality control measures sufficient to maintain the validity of and such Grantor’s rights in such Trademarks), and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that this license shall not violate the express terms of any agreement between a Grantor and a third party governing such Grantor’s use of such Intellectual Property in effect on the date hereof and those granted by any Grantor hereafter, as permitted under the Loan Documents, to the extent conflicting. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04 Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 6.03), Holdings and the Borrower jointly and severally agree that (a) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, Holdings and the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, Holdings and the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02 Contribution and Subrogation. Each Subsidiary Guarantor (each, a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Contributing Guarantor hereunder in respect of any Obligation, or assets of any other Contributing Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Contributing Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by Holdings or the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Guarantors on the date hereof (or, in the case of any Contributing Guarantor becoming a party hereto pursuant to Section 10.14, the date of the supplement hereto executed and delivered by such Contributing Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

SECTION 6.03 Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to HMH Holdings or any Restricted Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE VII

[Intentionally Omitted.]

ARTICLE VIII

[Intentionally Omitted]

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of Holdings or the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 9.02 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 9.03 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender on their behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid so long as the Commitments have not expired or terminated.

SECTION 9.04 Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 9.05 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 9.06 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.07 Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.07, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 9.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.08.

SECTION 9.09 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.10 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Jurisdiction; Consent to Service of Process. (a) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 9.12. Each of the Loan Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Loan Parties hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of the Collateral Agent to serve process in any other manner permitted by law.

SECTION 9.13 Termination or Release. (a) This Agreement, the guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other Liens and security interests created by the Loan Documents hereby shall terminate when (i) all the Loan Document Obligations have been paid in full and all Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts (other than contingent indemnification liabilities to the extent no claim giving rise thereto has been asserted) payable under any Loan Document have been paid in full, all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full or, with the consent of the Issuing Bank in its sole discretion, such Letters of Credit shall have been Cash Collateralized pursuant to arrangements satisfactory to the Issuing Bank, and (ii) all Other Secured Obligations have been indefeasibly paid in full and the related Other Secured Agreements have been terminated or such other arrangements satisfactory to each Other Secured Party with respect to the Other Secured Obligations owing to it and the Other Secured Agreements to which it is a party have been made.

(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any person that is not a Grantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 9.13 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. Without limiting the provisions of Section 9.05 of the Credit Agreement, the Borrower shall reimburse the Collateral Agent upon demand for all out of pocket costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 9.13.

SECTION 9.14 Additional Subsidiaries. Any Restricted Subsidiary that is required to become a party hereto pursuant to Section 5.12 of the Credit Agreement shall enter into this Agreement as a Subsidiary Guarantor and a Grantor upon becoming such a Restricted Subsidiary. Upon execution and delivery by the Collateral Agent and such Subsidiary of a supplement in the form of Exhibit A hereto, such Restricted Subsidiary shall become a Restricted Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 9.15 Right of Setoff. If an Event of Default shall have occurred and is continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final)) at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of any Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 9.15 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

SECTION 9.16 Conflicts. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Collateral Agent pursuant to this Agreement or any other Loan Document and the exercise of any right or remedy by the Collateral Agent hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement, this Agreement and any other Loan Documents, the terms of the Intercreditor Agreement shall govern and control with respect to any right or remedy. Without limiting the generality of the foregoing, any obligation of any Loan Party hereunder or under any other Loan Document with respect to the delivery of control or possession of any of the Collateral, the notation of any Lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights pursuant to any proxy granted or the obtaining of any consent of any person with respect to the grant of a security interest, in each case, with respect to the Collateral, shall be deemed to be satisfied if the Loan Party complies with the requirements of the similar provision of the applicable Loan Documents of the Senior Representative (as defined in the Intercreditor Agreement).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC.

By:	/s/ William F. Bayers
Name: William F. Bayers
Title: Executive Vice President, Secretary and General Counsel

HMH PUBLISHERS LLC

By	/s/ William F. Bayers
Name: William F. Bayers
Title: Executive Vice President, Secretary and General Counsel

HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY

By	/s/ William F. Bayers
Name: William F. Bayers
Title: Executive Vice President, Secretary and General Counsel

HOUGHTON MIFFLIN HARCOURT COMPANY

By	/s/ William F. Bayers
Name: William F. Bayers
Title: Executive Vice President, Secretary and General Counsel

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO

By	/s/ William F. Bayers
Name: William F. Bayers
Title: Executive Vice President, Secretary and General Counsel

[Signature Page to Amended and Restated Term Facility Guarantee and Collateral Agreement]

CITIBANK, N.A., as Collateral Agent,

By	/s/ Monique Renta
Name: Monique Renta
Title: Vice President

Signature Page to HMH Amended and Restated

Term Guarantee and Collateral Agreement

Schedule I

Term Loan Guarantee and Collateral Agreement

Schedule I

Subsidiary Guarantors

Houghton Mifflin Harcourt Publishers Inc.

HMH Publishers LLC

Houghton Mifflin Harcourt Publishing Company

Greenwood Publishing Group, Inc.

Houghton Mifflin Company International, Inc.

Curiosityville, Inc.

Choice Solutions, Inc.

The Riverside Publishing Company

SchoolChapters, Inc.

Schedule I-1

Schedule II

Term Loan Guarantee and Collateral Agreement

Schedule II

Equity Interests; Pledged Debt Securities

Pledged Stock

Issuer	Record Owner	Certificate No.	No. Shares/ Interest	Percent Pledged
HMH Publishing Company	Houghton Mifflin Harcourt Company (f/k/a HMH Holdings (Delaware), Inc.)	7	3100	66%
Houghton Mifflin Harcourt Publishing Company	Houghton Mifflin Harcourt Publishers Inc.	7	1,000	100%
The Riverside Publishing Company	Houghton Mifflin Harcourt Publishing Company	2	100	100%
Houghton Mifflin Company International, Inc.	Houghton Mifflin Harcourt Publishing Company	2	100	100%
HMH Publishers LLC	Houghton Mifflin Harcourt Publishers Inc.	N/A	100% Interest	100%
Houghton Mifflin PLC	Houghton Mifflin Harcourt Publishing Company	7 8	11,855,754 5,927,877	66%
Greenwood Publishing Group, Inc.	HMH Publishers LLC	9	1,350	100%
Choice Solutions, Inc.	Houghton Mifflin Harcourt Publishing Company	C-008	3,640	100%
Tribal Nova Inc.	Houghton Mifflin Harcourt Publishing Company	C-2 C-3	3,079,554.16 1,586,421.84	66%
Curiosityville, Inc.	Houghton Mifflin Harcourt Publishing Company	C-40	100	100%
SchoolChapters, Inc.	The Riverside Publishing Company	1	1,000	100%

Schedule II-1

Pledged Debt Securities

None.

Schedule II-2

Schedule III

Term Loan Guarantee and Collateral Agreement

Schedule III

Intellectual Property

[See Attached]

Schedule III-1

Exhibit A to the Term Facility Guarantee and

Collateral Agreement

SUPPLEMENT NO. [•] (this “Supplement”) dated as of [•], to the Amended and Restated Term Facility Guarantee and Collateral Agreement dated as of May 22, 2012 (as amended and restated on May 29, 2015) among HOUGHTON MIFFLIN HARCOURT COMPANY, a corporation organized under the laws of the State of Delaware (“HMH Holdings” or “Holdings”), HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC., a corporation organized under the laws of the State of Delaware (“HMHP”), HMH PUBLISHERS LLC, a limited liability company organized under the laws of the State of Delaware (“Publishers”), HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts (“HMCo”, and, together with HMHP and Publishers, collectively, the “Borrowers” and each a “Borrower”), the subsidiaries of Holdings from time to time party hereto and Citibank, N.A. (together with its affiliates, “Citibank”), as collateral agent (in such capacity, together with any successor in such capacity, the “Collateral Agent”).

A. Reference is made to the Credit Agreement dated as of May, 22, 2012 (as amended, supplemented or otherwise modified from time to time, including on May 29, 2015, the “Credit Agreement”), among Holdings, the Borrowers, the lenders from time to time party thereto (the “Lenders”) and Citibank, as administrative agent for the Lenders and as Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement, as applicable.

C. The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans. Section 9.14 of the Guarantee and Collateral Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Guarantors and Grantors under the Guarantee and Collateral Agreement and the Credit Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the Guarantee and Collateral Agreement and the Credit Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

Section 1 In accordance with Section 9.14 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Collateral Agreement and the Credit Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement and Credit Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement and Credit Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

Section 2 The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3 This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4 The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary and (ii) any and all Registered Intellectual Property now owned by the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

Section 5 Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

Section 6 THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7 In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8 All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

Section 9 The New Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name: Title: Address: Legal Name: Jurisdiction of Formation:

Citibank, N.A. as Collateral Agent,

by
Name: Title:

by
Name: Title:

Schedule I to

Supplement No. [•] to the

Term Facility Guarantee and

Collateral Agreement

Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

[Follow format of Schedule III to the

Term Facility Guarantee and Collateral Agreement.]

Exhibit B to the

Guarantee and Collateral Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated                     , 201    , is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of                     (“                    ”), as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS,                     , a                     corporation, has entered into an Amended and Restated Term Loan Credit Agreement dated as of May 22, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, including on May 29, 2015, the “Credit Agreement”), with                         , as Administrative Agent, and as Collateral Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, each Grantor has executed and delivered that certain Amended and Restated Term Facility Guarantee and Collateral Agreement dated May 22, 2012 (as amended and restated on May 29, 2015), made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

Section 1 Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “IP Collateral”):

(a) the patents and patent applications set forth in Schedule A hereto;

(b) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby.

Section 2 Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

Section 3 Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 4 Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. The Security Agreement shall remain in full force and effect in accordance with its terms. In the event of any conflict between the Security Agreement and this IP Security Agreement, the terms of the Security Agreement shall control.

Section 5 Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF BORROWER]

By
Name: Title:

Address for Notices:

[NAME OF GRANTOR]

By
Name: Title:

Address for Notices:

2

[NAME OF GRANTOR]

By
Name: Title:

Address for Notices:

3

Exhibit C to the

Guarantee and Collateral Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated                     , 201    , is made by the Person listed on the signature page hereof (the “Grantor”) in favor of                     (“                    ”), as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS,                     , a                     corporation, has entered into an Amended and Restated Term Loan Credit Agreement dated as of May 22, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, including on May 29, 2015, the “Credit Agreement”), with                     , as Administrative Agent, and as Collateral Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, each Grantor has executed and delivered that certain Amended and Restated Term Facility Guarantee and Collateral Agreement dated May 22, 2012 (as amended and restated on May 29, 2015), made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and that certain Intellectual Property Security Agreement dated                     , 201    (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Additional IP Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the United States Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

Section 1 Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Additional IP Collateral”):

(a) the patents and patent applications set forth in Schedule A hereto;

(b) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby; and

(c) the copyright registrations and applications set forth in Schedule C hereto.

Section 2 Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

Section 3 Grants, Rights and Remedies. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. The Security Agreement shall remain in full force and effect in accordance with its terms. In the event of any conflict between the Security Agreement and this IP Security Agreement Supplement, the terms of the Security Agreement shall control.

Section 4 Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

2

IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By
Name: Title:

Address for Notices:

3